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                                                                     EXHIBIT 1.1

                            _______________ Shares(1)

                     Molecular Insight Pharmaceuticals, Inc.

                                  Common Stock

                                ($0.01 Par Value)

                          EQUITY UNDERWRITING AGREEMENT

                                                               ________ __, 2007

RBC Capital Markets Corporation
Jefferies & Company, Inc.
Oppenheimer & Co., Inc.
A.G. Edwards & Sons, Inc.

As the Representatives of the several underwriters named in Schedule I hereto

c/o RBC Capital Markets
One Liberty Plaza, 165 Broadway
New York, NY 10006-1404

c/o Jefferies & Company, Inc.
520 Madison Ave.
New York, NY 10022

Ladies and Gentlemen:

     Molecular Insight Pharmaceuticals, Inc., a Massachusetts corporation (the "Issuer"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of __________ shares of the Issuer's Common Stock, $0.01 par value (the "Firm Securities"). The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Issuer also proposes to sell at the Underwriters' option an aggregate of up to __________ additional shares of the Issuer's Common Stock (the "Option Securities") as set forth below.

     As the Representatives, you have advised the Issuer (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Securities set forth

----------
(1) Plus an option to purchase up to _______ additional shares to cover over-allotments.

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opposite their respective names in Schedule I, plus their pro rata portion of the Option Securities if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

     The Issuer has prepared a registration statement on Form S-1 (File No. 333-129570) with respect to the Shares pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Issuer with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; "Pricing Prospectus" means the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below); "Prospectus" means the prospectus in the form first used to confirm sales of Shares; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; "Free Writing Prospectus" means any "free writing prospectus" as defined in Rule 405 under the Securities Act relating to the Shares; and "Issuer Free Writing Prospectus" means any "issuer free writing prospectus" as defined in Rule 433 under the Securities Act relating to the Shares. If the Issuer has filed an abbreviated registration statement to register additional Common Securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. For the purposes of this Agreement, the "Applicable Time"(2) is ___:___ __m (Eastern time) on the date of this Agreement.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1.   REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

          The Issuer represents and warrants to each of the Underwriters as follows:

          (a) The Registration Statement has been filed with the Commission under the Securities Act and has become effective under the Securities Act. No stop order suspending the effectiveness of such registration statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus. Copies of such registration statement and each of the amendments thereto have been delivered by the Issuer to you. The Registration

----------
(2) Applicable Time is the time, shortly after the Shares are priced, when the first sales are confirmed (whether orally or in writing).


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Statement conforms, and any further amendments or supplements to the
Registration Statement will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Prospectus and the Pricing Prospectus each conforms and, as amended or supplemented, will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. As of the Effective Date, the date hereof, the Closing Date (as defined below) and each Option Closing Date (as defined below), if any, the Registration Statement does not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Prospectus does not, and as amended or supplemented on the Closing Date and each Option Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto, taken together with the final pricing information included on the cover page of the Prospectus (collectively, the "Disclosure Package"), as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement; and each such Issuer Free Writing Prospectus listed on Schedule II(b), as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, the Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives expressly for use therein, such information being listed in Section 13 below. The Issuer filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range.

          (b) Each of the statements made by the Issuer in such documents within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any projections, results of operations or statements with respect to future available cash or future cash distributions of the Issuer or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance


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upon and in conformity with written information concerning the Underwriters furnished to the Issuer by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, the Pricing Prospectus or the Prospectus.

          (c) This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid, legal, and binding obligation of the Issuer, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Issuer has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

          (d) The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Massachusetts, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. The subsidiary of the Issuer, as listed in Exhibit A hereto (the "Subsidiary"), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Subsidiary is the only Subsidiary, direct or indirect, of the Issuer. The Issuer and the Subsidiary are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Issuer and the Subsidiary taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"). The outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Issuer free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiary are outstanding.

          (e) The outstanding shares of Common Stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Issuer have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of Shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

          (f) The information set forth under the caption "Capitalization" in the Prospectus and the Disclosure Package is true and correct except for de minimus discrepancies, if any, as a result of rounding. All of the Shares conform to the description thereof contained in the Prospectus and the Disclosure Package. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Issuer's incorporation. Immediately after the issuance and sale of the Shares to the Underwriters, no shares of Preferred Stock of the Issuer shall be


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issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Issuer shall have any existing or future right to acquire any shares of Preferred Stock of the Issuer. No holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement that have not been waived.

          (g) The consolidated financial statements of the Issuer and the Subsidiary, together with related notes and schedules as set forth in the Registration Statement the Prospectus and the Disclosure Package, present fairly the financial position and the results of operations and cash flows of the Issuer and the consolidated Subsidiary, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus or the Disclosure Package. The summary financial and statistical data included in the Registration Statement, the Prospectus and the Disclosure Package presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Issuer. The statistical, industry-related and market-related data included in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources which the Issuer reasonably and in good faith believes are reliable and accurate.

          (h) The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (i) Deloitte & Touche LLP, which has certified certain financial statements of the Issuer and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, is (x) an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act")), and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

          (j) There is no action, suit, claim, proceeding, regulation or investigation (including, without limitation, any action, suit, proceeding, regulation or investigation by the Food and Drug Administration (the "FDA") or third party) pending or, to the knowledge of the Issuer, threatened against the Issuer or the Subsidiary before any court or administrative agency or otherwise, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.


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          (k) No labor problem or dispute with the employees of the Issuer or the Subsidiary exists or, to the Issuer's knowledge, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiary' principal suppliers, contractors or customers, that could have a Material Adverse Effect.

          (l) The Issuer and the Subsidiary have good title to all of the properties and assets reflected in the financial statements (or as described in the Prospectus and the Disclosure Package) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectus and the Disclosure Package)or which are not material in amount. The Issuer and the Subsidiary occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Prospectus and the Disclosure Package, with such exceptions as are not material and do no interfere with the use made of such property.

          (m) The Issuer and the Subsidiary have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Issuer, and the Issuer does not know of any actual or proposed additional material tax assessments.

          (n) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Issuer or the Subsidiary, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus and the Disclosure Package. The Issuer and the Subsidiary have no material contingent obligations that are not disclosed in the Issuer's financial statements in the Registration Statement and the Prospectus.

          (o) Neither the Issuer nor the Subsidiary is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Articles of Incorporation ("Charter") or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer or the Subsidiary is a party, or of the Charter or By-Laws of the Issuer or any order, rule or regulation applicable to the Issuer or the Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.


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          (p) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (q) The Issuer and each of the Subsidiary has all licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations ("Permits") from governmental authorities and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule as are necessary to conduct its businesses and to own, lease and operate its properties in the manner described in the Prospectus and the Disclosure Package, except where the absence of such Permits or filings would not, individually or in the aggregate, have a Material Adverse Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Issuer or the Subsidiary, threatened, involving any of the Permits. The Issuer and each of the Subsidiary has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Issuer or the Subsidiary under such Permit. None of the Permits contains any restriction that is materially burdensome on the Issuer or any of its Subsidiary.

          (r) To the Issuer's knowledge, there are no affiliations or associations between any member of the NASD and any of the Issuer's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

          (s) Neither the Issuer, nor to the Issuer's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Issuer acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq Global Market in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (t) Neither the Issuer nor the Subsidiary is an "investment company" within the meaning of such term under the Investment Issuer Act of 1940, and the rules and regulations of the Commission thereunder (collectively, the "1940 Act").

          (u) The Issuer and the Subsidiary carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Issuer or the Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect.

          (v) The Issuer is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended,


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including the regulations and published interpretations thereunder ("ERISA"); no
"reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Issuer would have any liability; the Issuer has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (w) Other than as contemplated by this Agreement, the Issuer has not incurred any liability for any finder's or broker's fee, or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (x) Other than the Subsidiary, the Issuer does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

          (y) Except as would not, individually or in the aggregate, result in a material adverse change: (a) neither the Issuer nor its Subsidiary is in violation of, or subject to liability for, any federal, state, local or foreign law, regulation, ordinance, statute, rule, common law or other requirement relating to pollution or protection of human health, safety or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife or other natural resources, including without limitation, applicable laws, regulations or liabilities, relating to emissions, discharges, releases or threatened releases, exposure of or to chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, asbestos, silica, mixed dust, mold or other substance that may give rise to environmental liability (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling or presence of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Issuer or its Subsidiary under Environmental Laws or noncompliance with terms and conditions thereof, nor the Issuer or its Subsidiary received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Issuer or its Subsidiary is in violation of any Environmental Law; (b) there is no claim, action or cause of action filed with a court or governmental authority, no investigation, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated or impacted by the Issuer or its Subsidiary, now or in the past (collectively, "Environmental Claims"), pending or, to the Issuer's knowledge, threatened against the Issuer or its Subsidiary or any person or entity whose liability for any Environmental

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Claim the Issuer or any of its Subsidiary has retained or assumed either contractually or by operation of law; (c) to the Issuer's knowledge, there are no past or present actions, or anticipated future actions activities, circumstances, conditions, liens, events or incidents related to the Issuer or its Subsidiary, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Issuer or its Subsidiary or against any person or entity whose liability for any Environmental Claim the Issuer or its Subsidiary has retained or assumed either contractually or by operation of law; and (d) neither the Issuer or its Subsidiary is subject to any pending or, to the Issuer's knowledge, threatened proceeding under Environmental Law.

          (z) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Issuer or any Subsidiary or, to the knowledge of the Issuer, by any of their officers, directors, employees, agents or any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Issuer or any Subsidiary in violation of any law which violation is required to be disclosed in the Prospectus.

          (aa) The Issuer and the Subsidiary own, license, or otherwise have, in all material respects, rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its respective business as currently carried on as described in the Prospectus and the Disclosure Package (collectively and together with any applications or registrations for the foregoing, the "Intellectual Property"). Except as specifically described in the Prospectus and the Disclosure Package, (i) no third parties have obtained rights to any such Intellectual Property from the Issuer, other than licenses granted in the ordinary course and those that would not have a Material Adverse Effect;
(ii) to the Issuer's knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Issuer's knowledge, threatened action, suit, proceeding or claim by others challenging the Issuer's or any Subsidiary's rights in or to any such Intellectual Property, and the Issuer is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Issuer's knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Issuer is unaware of any facts which would form a basis for any such claim;
(v) there is no prior, pending or, to the Issuer's knowledge, threatened action, suit, proceeding or claim by others that the Issuer the Subsidiary, or the Issuer's or its Subsidiary's products, product candidates, or services infringes, misappropriates, or otherwise violates, or would infringe upon, misappropriate or otherwise violate the development or commercialization of its products, product candidates, or services described in the Prospectus and the Disclosure Package, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Issuer is unaware of any facts which would form a basis for any such claim; (vi) to the Issuer's knowledge there is no patent or patent application that contains claims that cover or may cover any Intellectual Property described in the Prospectus or the Disclosure Package as being owned by or licensed to the Issuer or the Subsidiary or that is necessary for the conduct of their businesses as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual

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Property; (vii) there is no prior art or public or commercial activity of which the Issuer is aware that may render any patent held by the Issuer or the Subsidiary invalid or any patent application held by the Issuer or the Subsidiary unpatentable which has not been disclosed to the U.S. Patent and Trademark Office; and (viii) to the Issuer's knowledge, neither Issuer nor its Subsidiary have committed any act or omitted to undertake any act the effect of such commission or omission would render the Intellectual Property invalid or unenforceable in whole or in part. None of the technology employed by the Issuer has been obtained or, to the Issuer's knowledge, is being used by the Issuer in violation of the rights of any person or third party. The Issuer knows of no infringement or misappropriation by others of Intellectual Property.

          (bb) The conduct of business by the Issuer and the Subsidiary complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items ("Laws") applicable to its business, including, without limitation, (a) the rules and regulations of the FDA, or any foreign, federal, state or local government or regulatory authority performing functions similar to those performed by the FDA, (b) the U.S. Food, Drug and Cosmetic Act and similar federal, state, local and foreign Laws, (c) the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substance Control Act and similar federal, state, local and foreign Laws applicable to hazardous or regulated substances and radioactive or biologic materials, (d) the Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended, and (e) licensing and certification Laws covering any aspect of the business of the Issuer or the Subsidiary. Neither the Issuer nor the Subsidiary has received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws.

          (cc) Except to the extent disclosed in the Prospectus and the Disclosure Package (or any amendment or supplement thereto), the clinical, pre-clinical and other studies, tests and research conducted by the Issuer or the Subsidiary, or to the Issuer's knowledge, on behalf of or sponsored by the Issuer or the Subsidiary are, and at all times have been, conducted in compliance, in all material respects, with all statutes, laws, rules and regulations including, without limitation with the U.S. Food, Drug and Cosmetic Act and the regulations and guidelines promulgated thereunder, including Title 21 of the Code of Federal Regulations, and other FDA regulations and guidelines governing clinical studies, current good laboratory practices and good clinical practices, the International Conference on Harmonisation Guidelines, the protection of human subjects and applicable institutional review board and independent ethics committee requirements, as well as other applicable federal, state, local and foreign Laws and consistent with current clinical and scientific research standards and procedures. To the Issuer's knowledge, the published descriptions of the results of such studies, tests and research are accurate and complete in all material respects and fairly present the data derived from such studies, tests and research, and neither the Issuer nor the Subsidiary has any knowledge of any other studies, tests or research the results of which are inconsistent with or otherwise call into question the results described or referred to in the Prospectus and the Disclosure Package. Except to the extent disclosed in the Prospectus and the Disclosure Package (or any amendment or supplement thereto), neither the Issuer nor the Subsidiary has notified the FDA of any serious and unexpected adverse experiences or potential significant risk to human subjects in connection with any clinical or pre-clinical studies, tests or research that are described in the Prospectus and the Disclosure Package or the results of which are referred to in the Registration Statement and the Prospectus, and neither the Issuer nor the Subsidiary has received any notices or other correspondence from the FDA or any other governmental agency or foreign government with respect to any clinical or pre-clinical studies, tests or research that are described in the Prospectus and the Disclosure Package or the results of which are referred to in the Registration Statement and the Prospectus which require the termination or suspension of such studies, tests or research Subsidiary.

          (dd) To the Issuer's knowledge, there are no rulemaking or similar proceedings before the FDA which affect or involve the Issuer or any of the process or drug candidates that the Issuer has developed, is developing or proposes to develop or uses or proposes to use, which if the subject of an action unfavorable to the Issuer could reasonably be expected to have a Material Adverse Effect.

          (ee) The information contained in the Registration Statement and the Prospectus regarding the Issuer's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Securities Act and the Exchange Act were made by the Issuer on a reasonable basis and reflect the Issuer's good faith belief and/or estimate of the matters described therein.

          (ff) Any certificate signed by any officer of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Issuer to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

          (gg) The Issuer is in material compliance with all applicable provisions of the Sarbanes-Oxley Act and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act that will become applicable to the Issuer.

          (hh) The Issuer has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act; the Issuer's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Issuer in the reports that it will file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Issuer's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Issuer required under the Exchange Act with respect to such reports.

          (ii) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer to or for the benefit of any of the officers or directors of the Issuer or any of their respective family members, except as disclosed in the Prospectus and the Disclosure Package. The Issuer has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Issuer.

          (jj) The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation - Critical Accounting Policies" in the Registration Statement, the Prospectus and the Disclosure Package accurately describes accounting policies which the Issuer believes are necessary to an understanding of the financial condition and results of operations of the Issuer and its consolidated Subsidiary.

          (kk) Neither the Issuer nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be "integrated" for purposes of the Securities Act or the rule and regulations promulgated thereunder with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Prospectus and the Disclosure Package, neither the Issuer nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants, or as described in the Prospectus and the Disclosure Package.

          (ll) Neither the Issuer nor any of its affiliates is presently doing business with the government of Cuba or, to the Issuer's knowledge, with any person or affiliate located in Cuba.

          (mm) Except with notice to the Representatives and compliance with applicable laws, none of the Directed Stock (as defined below) distributed in connection with the Directed Stock Program (as defined below) will be offered or sold (a) outside of the United States, (b) with the specific intent to unlawfully influence a customer or supplier of the Issuer to alter the customer's or supplier's level or type of business with the Issuer or (c) to a trade journalist or publication to write or publish favorable information about the Issuer or its product candidates or future products.

          (nn) The statements in the Prospectus under the captions "Risk Factors
- We do not have patent rights to the composition of Zemiva, and if we cannot gain and exploit a period of marketing exclusivity under the FDCA, we may not be able to successfully commercialize Zemiva or our other product candidates," "Business - Patents and Proprietary Rights" and "Business - Government Regulation" are accurate in all material respects.

     2.   PURCHASE, SALE AND DELIVERY OF THE FIRM SECURITIES.

          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Securities set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

          (b) Payment for the Firm Securities to be sold hereunder is to be made in New York Clearing House funds by Federal (same day) against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Issuer, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Issuer shall agree upon, such time and date being herein referred to as the "Closing Date." As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed. The certificates for the Firm Securities will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

          (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase the Option Securities at the price per share as set forth in the first paragraph of this Section. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Issuer setting forth the number of Option Securities as to which the several Underwriters are exercising the option, the names and denominations in which the Option Securities are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Securities are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Option Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Securities granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Issuer. To the extent, if any, that the option is exercised, payment for the Option Securities shall be made on the Option Closing Date in Federal (same day funds) through the facilities of the Depository Trust Issuer in New York, New York drawn to the order of the Issuer.

          (d) It is understood that _____ shares of the Firm Shares ("Directed Stock") will initially be reserved by the Underwriters for offer and sale to employees and persons having relationships with the Issuer or its employees ("Directed Stock Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers ("Directed Stock Program"). Under no circumstance will the Representatives or any Underwriter be liable to the Issuer or to any Directed Stock Participant for any action taken or omitted to be taken in good faith in connection with such Directed Stock Program. To the extent that any shares of Directed Stock are not affirmatively reconfirmed for purchase by any Directed Stock Participant on or immediately after the date of this Agreement, such Directed Stock may be offered to the public as part of the public offering contemplated hereby. The Issuer agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Stock Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Stock Program.

     3.   OFFERING BY THE UNDERWRITERS.

          It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as the Representatives deem it advisable to do so. The Firm Securities are to be initially offered to the public at the initial public offering price set forth in the Prospectus. To the extent, if at all, that any Option Securities are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

          It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4.   COVENANTS.

          (a) The Issuer covenants and agrees with the several Underwriters that
(i) if the Registration Statement has not already been declared effective by the Commission, it will use its reasonable efforts to cause the Registration Statement to become effective, or if the Registration has been declared effective by the Commission, prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which RBC Capital Markets Corporation and Jefferies & Company, Inc. shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

          (b) The Issuer has not distributed and without the prior consent of each of RBC Capital Markets Corporation and Jefferies & Company, Inc., it will not distribute any prospectus or other offering material (including, without limitation, any offer relating to the Shares that would constitute a Free Writing Prospectus and content on the Issuer's website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares, other than the materials referred to in Section 1(a). Each Underwriter represents and agrees that it has not made and, without the prior consent of the Issuer, RBC Capital Markets Corporation and Jefferies & Company, Inc., it will not make, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing prospectus the use of which has been consented to by the Issuer RBC Capital Markets Corporation and Jefferies & Company, Inc. is listed on Schedule II(a) or
Schedule II(b) hereto. The Issuer has complied and will comply with the requirements of Rule 433 under the

Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to RBC Capital Markets Corporation and Jefferies & Company, Inc. and, if requested by RBC Capital Markets Corporation or Jefferies & Company, Inc., will prepare and furnish, without charge (unless such statement or omission in an Issuer Free Writing Prospectus was made in reliance upon and in conformity with information furnished to the Issuer by an Underwriter expressly for use therein), to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

          (c) The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

          (d) The Issuer will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Issuer will use its reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (e) The Issuer will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

          (f) The Issuer will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Issuer will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Issuer will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

          (g) The Issuer will comply with the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (h) The Issuer will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

          (i) Prior to the Closing Date, the Issuer will furnish to the Underwriters, as soon as they have been prepared by or are available to the Issuer, a copy of any unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

          (j) The Issuer will not, without the prior written consent of each of RBC Corporation and Jefferies & Company, Inc., from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus or, if (i) the Issuer issues an earnings release or material news, or a material event relating to the Issuer occurs, during the last 17 days of such 180-day period, or (ii) prior to the expiration of such 180-day period, the Issuer announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then, in each case, to and including the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (such 180-day period, to the extent extended by the foregoing sentence, as extended, the "Lock-Up Period), offer for sale, sell, contract to sell, pledge, grant any option for the sale of, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except, in each case, for (A) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, or (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus. The Issuer agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

          (k) The Issuer either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from (a) each of the Issuer's directors and officers, (b) such holders of the outstanding shares of Common Stock identified on Exhibit ____ attached hereto and (c) each Directed Stock Participant, in each case substantially in the form of Exhibit B hereto or as otherwise modified with the consent of the Representatives (each a "Lock-Up Agreement" and, collectively, the "Lock-Up Agreements"), stating that such person agrees that he or she will not, without your prior written consent, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter, any shares of Common Stock or rights to purchase Common Stock, except to the Underwriters pursuant to this Agreement, for the Lock-Up Period. The Issuer will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement and, prior to expiration of the Lock-Up Period, will not waive the terms of any agreement with any holder of any Security of the Issuer restricting the ability of such holder to offer for sale, sell, contract to sell or otherwise dispose of any such Security or right to purchase any such Security.

          (l) The Issuer will use its reasonable efforts to list, subject to notice of issuance, the Shares on The Nasdaq Global Market.

          (m) The Issuer shall apply the net proceeds of its sale of the Shares as described under the heading "Use of Proceeds" in the Prospectus and the Disclosure Package and shall report with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

          (n) The Issuer shall not invest, or otherwise use the proceeds received by the Issuer from its sale of the Shares in such a manner as would require the Issuer or the Subsidiary to register as an investment company under the 1940 Act.

          (o) The Issuer will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Issuer, a registrar for the Common Stock.

          (p) The Issuer shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate or as is necessary to effect the distribution of the Directed Stock and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Issuer shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

          (q) The Issuer will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, all applicable rules and regulations of the NASD and any applicable stock exchange, in each jurisdiction in which Directed Stock is offered in connection with the Directed Stock Program.

     5.   COSTS AND EXPENSES.

          The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Issuer; the fees and disbursements of counsel for the Issuer; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; the Listing Fee of The Nasdaq Global Market; and the expenses, including the fees and disbursements of counsel for the Underwriters up to a maximum amount of $15,000, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Issuer also agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of Directed Stock by the Underwriters to employees and persons having business relationships with the Issuer and the Subsidiary.

          The Issuer shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Issuer to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then the Issuer shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

     6.   CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

          The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Issuer contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. All material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Issuer has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

          (b) The Representatives shall have received on the Closing Date and each Option Closing Date, if any, the opinions of Foley & Lardner LLP, counsel for the Issuer dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters substantially in the form set forth on Exhibit _____ hereto.

          (c) The Representatives shall have received from Willkie Farr & Gallagher LLP, counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, substantially in the form set forth on Exhibit _____ hereto, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

          (d) The Representatives shall have received at or prior to the Closing Date from Willkie Farr & Gallagher LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Issuer.

          (e) You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, if any, a letter of Deloitte & Touche LLP dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, to the effect set forth on Exhibit ____ hereto,.

          (f) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Issuer's Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

          (i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

          (ii) The representations and warranties of the Issuer contained in
     Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;

          (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Securities Act have been made;

          (iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

          (v) Since the respective dates as of which information is given in the Disclosure Package, (1) there has not been any material adverse change or any development involving a prospective material adverse change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business; (2) neither the Issuer nor any of its Subsidiary shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (3) there shall not have been any change in the capital stock (other than issuances of capital stock in the ordinary course of business pursuant to the Issuer's employee benefit plans) or long-term debt of the Issuer or the Subsidiary.

          (g) The Issuer shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

          (h) The Firm Securities and Option Securities, if any, shall have been approved for designation upon notice of issuance on The Nasdaq Global Market.

          (i) The Lockup Agreements described in Section 4(k) shall be in full force and effect.

          (j) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transaction, contemplated hereby.

          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Willkie Farr & Gallagher LLP, counsel for the Underwriters.

          If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Issuer of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

          In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7.   CONDITIONS OF THE OBLIGATIONS OF THE ISSUER.

          The obligations of the Issuer to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8.   INDEMNIFICATION.

          (a) The Issuer agrees:

          (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, or (iii) any alleged act or failure to act by the Underwriters in connection with, or relating in any manner to, the Directed Stock Program, including, but not limited to, the failure of the Directed Stock Participants to affirmatively reconfirm the Directed Stock for purchase as of the date of this Agreement or to pay for and accept delivery of the Directed Stock by the end of the First Closing Date (provided, however, that the Issuer shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Stock Program); provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, Pricing Prospectus, the Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 15 below.

          (ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

          (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 15 below.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

          It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Issuer in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any supplement or amendment thereto, or any Issuer Free Writing Prospectus, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuer, its directors or officers or any persons controlling the Issuer, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Issuer, its directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

     9.   DEFAULT BY UNDERWRITERS.

          If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Issuer such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the Issuer or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10.  NOTICES.

          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

         if to the Underwriters, to RBC Capital Markets Corporation

                                c/o RBC Capital Markets
                                One Liberty Plaza, 165 Broadway
                                New York, NY 10006-1404
                                Attention: Joe Morea
                                           Syndicate Director
                                Fax: (212) 428-6260

         if to the Issuer, to   160 Second Street
                                Cambridge, MA 02142
                                Attention: David Barlow, Chairman
                                Fax: (___) _________

     11.  TERMINATION.

          (a) This Agreement may be terminated by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change, which (A) in the absolute discretion of any group of Underwriters (which may include RBC Capital Markets Corporation and Jefferies & Company, Inc.) that has agreed to purchase in the aggregate at least 50% of the Firm Securities, as long as each of RBC Capital Markets Corporation and Jefferies & Company, Inc. does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of RBC Capital Markets Corporation and Jefferies & Company, Inc. (whether or not the condition of clause (A) is satisfied) has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in (A) the reasonable opinion of any group of Underwriters (which may include RBC Capital Markets Corporation and Jefferies & Company, Inc.) that has agreed to purchase in the aggregate at least 50% of the Firm Securities, as long as each of RBC Capital Markets Corporation and Jefferies & Company, Inc. does not affirmatively assert that termination should not occur, or (B) in the reasonable opinion of RBC Capital Markets Corporation and Jefferies & Company, Inc. (whether or not the condition of clause (A) is satisfied), make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Issuer,
(v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Issuer's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Issuer's common stock by The Nasdaq Global Market, the

Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

          (b) as provided in Sections 6 and 9 of this Agreement.

     12.  SUCCESSORS.

          This Agreement has been and is made solely for the benefit of the Issuer and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     13.  INFORMATION PROVIDED BY UNDERWRITERS.

          The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in any Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus or the Registration Statement consists of the information set forth in the second, ninth, tenth and eleventh paragraphs under the caption "Underwriting" in, the Prospectus.

     14.  RESEARCH INDEPENDENCE.

          In addition, the Issuer acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters' investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

     15.  NO FIDUCIARY DUTY

          Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the underwriters, the Issuer acknowledges and agrees that:

          (a) nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriters;

          (b) the Underwriters are not acting as advisors, expert or otherwise, to the Issuer in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

          (c) the relationship between the Issuer and the Underwriters is entirely and solely commercial, based on arms-length negotiations;

          (d) any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and

          (e) notwithstanding anything in this Underwriting Agreement to the contrary, the Issuer acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Issuer by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Issuer for, any of such additional financial interests.

          The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

     16.  MISCELLANEOUS.

          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

          This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

                     [remainder of page intentionally blank]

          If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        MOLECULAR INSIGHT PHARMACEUTICALS, INC.


                                        By
                                           -------------------------------------
                                           David Barlow
                                           Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION
JEFFERIES & COMPANY, INC.
OPPENHEIMER & CO., INC.
A.G. EDWARDS & SONS, INC.

As the Representatives of the several Underwriters listed on Schedule I

By: RBC Capital Markets Corporation


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS

                                     Number of
                                  Firm Securities
         Underwriter              to be Purchased
-------------------------------   ---------------
RBC Capital Markets Corporation
Jefferies & Company, Inc.
Oppenheimer & Co., Inc.
A.G. Edwards & Sons, Inc.
                                  ---------------
   Total
                                  ===============

                                 SCHEDULE II(A)

          Materials Other than the Pricing Prospectus that Comprise the
                           Pricing Disclosure Package:

                                 SCHEDULE II(B)

 Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package

                                    EXHIBIT A

                                   Subsidiary

                          Biostream Therapeutics, Inc.

                                    EXHIBIT B

                            Form of Lock-Up Agreement

______________, 2006
RBC Capital Markets Corporation
Jefferies & Company, Inc.
Oppenheimer & Co., Inc.
A.G. Edwards & Sons, Inc.

     As Representatives of the Several Underwriters

c/o RBC Capital Markets Corporation
One Liberty Plaza
165 Broadway
New York, NY 10006-1404

Jefferies & Company, Inc.
520 Madison Avenue, 12th Floor
New York, NY 10022

Re: Molecular Insight Pharmaceuticals, Inc. (the "Company")

Ladies and Gentlemen:

          The undersigned is, or will immediately prior to the Offering (as defined below) be, an owner of record or the beneficial owner of certain shares of common stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out an initial public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

          In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of each of RBC Capital Markets Corporation and Jefferies & Company, Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge (including margin stock), transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer, or commence the offering of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially by the undersigned, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the final prospectus relating to the Offering (the "Prospectus"). If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, then, in each case, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing sentences shall not apply to (i) the transfer of any or all of the shares of Common Stock, stock options or warrants owned by the undersigned, either during the undersigned's lifetime or on death, by gift, will or intestate succession to any member of the immediate family of the undersigned or transfers to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned's immediate family or (ii) sales, dispositions or other transfers to members of the undersigned's family or affiliates of the undersigned, including its partners (if a partnership) or its members (if a limited liability company); provided, however, that in any transfer made pursuant to clause (i) or (ii) it shall be a condition to such transfer that the transferee executes and delivers to each of RBC Capital Markets Corporation and Jefferies & Company, Inc. an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this letter agreement, and there shall be no further transfer of such Common Stock except in accordance with this letter.

          The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

          With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering. In addition, during the period through the close of trading on the date 180 days after the date of the Prospectus, as such 180-day period may be extended pursuant to the second paragraph of this letter agreement, the undersigned will not make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock without the prior written consent of each of RBC Capital Markets Corporation and Jefferies & Company, Inc. (which consent may be withheld in its sole discretion).

          This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either RBC Capital Markets Corporation and Jefferies & Company, Inc., on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering or (b) termination of the Underwriting Agreement entered into between the Company, the underwriters and certain of the Company's stockholders before the sale of any Common Stock to the underwriters.


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


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         Printed Name of Holder


By:
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                 Signature


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     Printed Name of Person Signing


(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)





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